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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
CPC International Inc.:

We consent to incorporation by reference in the Registration Statements on Form S-8 (No. 2-48849, 2-92248 and 33-49847) and on Form S-3 (No. 33-30813, 33-28989,
33-40759 and 33-52213) of CPC International Inc. of our report dated February 6, 1995, relating to the consolidated balance sheets of CPC International Inc. and Subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1994 which report appears in the December 31, 1994 annual report on Form 10-K of CPC International Inc.


                                       /s/ KPMG Peat Marwick LLP
                                       --------------------------
                                          (KPMG Peat Marwick LLP)

New York, New York
March 17, 1995


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